Exhibit 99.1

EQUITY BANCSHARES, INC.

PRESS RELEASE – 5/7/2018

Equity Bancshares, Inc. Closes Mergers with Kansas Bank Corporation and Adams Dairy Bancshares, Inc.

Equity Bank Franchise Includes Offices in Liberal and Hugoton, Kansas and Blue Springs, Missouri

WICHITA, Kansas, May 7, 2018– Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity,” “we,” “us,” “our,” “the Company”), the Wichita-based holding company of Equity Bank, announced that it closed its mergers with Kansas Bank Corporation (“KBC”), parent company of First National Bank of Liberal/Hugoton (“FNB”) in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), parent company of Adams Dairy Bank, in Blue Springs, Missouri on Friday, May 4, 2018.

Equity’s four-state franchise now includes 48 local bank offices in Kansas, Missouri, Arkansas and Oklahoma. Following the consummation of the mergers, Equity has approximately $3.6 billion in consolidated total assets, including $2.4 billion in loans, and $2.8 billion in deposits.

“We are excited to add a strong market like Southwest Kansas, and communities like Liberal, Hugoton and Seward and Stevens counties. Our new offices add to our presence within our home state of Kansas. FNB has served as an outstanding banking resource for community banking customers, and we plan to continue upholding that tradition, with Tina Call continuing to lead our Southwest Kansas banking teams,” said Brad Elliott, Chairman and CEO of Equity. “In our Kansas City market , the addition of Adams Dairy Bank offers another location with a commitment to banking local in Blue Springs, Missouri. Adams’ team will work well with our Kansas City lending and customer service teams.”

Equity’s Southwest Kansas market includes four bank offices in Liberal, Kansas, and one bank location in Hugoton. Equity’s Blue Springs office joins Equity Bank locations in Kansas City and Lee’s Summit, Missouri, and Overland Park, Kansas, to provide seven bank locations in greater Kansas City.

Equity announced the simultaneous mergers with KBC and Adams on December 18, 2017, the second successive pairing of merger completions for the Company. Equity completed mergers with Eastman National Bancshares, Inc. and Cache Holdings, Inc. in November 2017, after announcing the agreements in July 2017. The mergers bring Equity’s total to 17 strategic combinations in the past 16 years, seven since the Company’s initial public offering in November 2015.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans and treasury management services. Equity has approximately $3.6 billion in consolidated total assets, with 48 locations throughout Kansas, Missouri, Arkansas and Oklahoma, including corporate headquarters in Wichita. Learn more at www.equitybank.com.

Equity seeks to provide an enhanced banking experience for customers by providing a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.”

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions

EQUITY BANCSHARES, INC.

PRESS RELEASE – 5/7/2018

made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Investor Contact:

Jacob Willis

Investor Relations Officer

316-779-1675

jwillis@equitybank.com

Media Contact:

John Hanley

SVP, Director of Marketing

816-505-4063

jhanley@equitybank.com

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